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                                 EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-12973) and Form S-8 (File No. 333-10317) of Patriot American Hospitality, Inc. of our report dated January 17, 1996, on our audit of the financial statements of Troy Hotel Investors and our report dated February 7, 1995, on our audits of the financial statements of Troy Park Associates, which reports are included in this Annual Report on Form 10-K.


                                        COOPERS & LYBRAND L.L.P.

Pittsburgh, Pennsylvania
March 20, 1997